Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Birks Group Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-218932, 333-139613, 333-133561, and 333-171138) and the Registration Statement on Form F-3 (No. 333-173110) of Birks Group Inc. of our report dated June 20, 2019, with respect to the consolidated balance sheets of Birks Group Inc. as of March 30, 2019 and March 31, 2018, and the related consolidated statements of operations, other comprehensive income (loss), changes to stockholders’ equity and cash flows for the years ended March 30, 2019, March 31, 2018, and March 25, 2017, and the related notes (collectively, the “consolidated financial statements”), which report appears in the March 30, 2019 Annual Report on Form 20-F of Birks Group Inc.

/s/ KPMG LLP*

June 21, 2019

Montreal, Canada

*CPA auditor, CA, public accountancy permit No. A125211	KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of Independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.